UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2006

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive offices)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 18, 2006, The Pantry, Inc. (the “Company”) entered into a Third Amendment to Branded Jobber Contract dated July 18, 2006 between BP Products North America Inc. (“BP”) and the Company (the “Third Amendment”). The Third Amendment amends, restates and supercedes all terms and conditions of the Amendment to the Branded Jobber Contract dated February 14, 2003 (the “First Amendment”) and the Second Amendment to the Branded Jobber Contract dated June 11, 2004 (the “Second Amendment”), each of which have been deleted in their entirety by the Third Amendment and have no further effect.

The Third Amendment extends the term of the Branded Jobber Contract between the Company and BP dated as of February 1, 2003 (the “Original Contract”) until September 30, 2012. In addition, the Third Amendment modified the following terms to the Original Contract:

•	Minimum Volume – The Company’s obligation to purchase a minimum volume of BP branded gasoline each year was amended and is now subject to increase at a rate of approximately 7% per year during the remaining term of the agreement.

•	Minimum Volume Guarantee – Subject to certain adjustments, in any period in which the Company fails to meet its minimum volume purchase obligation, the Company has agreed to pay BP an amount per gallon times the difference between the actual volume of BP branded product purchased and the minimum volume requirement.

Except as expressly provided in the Third Amendment, all terms and conditions of the Original Contract remain in full force and effect.

In addition, on July 21, 2006, the Company entered into an employment agreement with Keith Bell pursuant to which Mr. Bell will serve as the Company’s Senior Vice President – Fuels. The term of employment is two years commencing on September 5, 2006 and terminating on September 4, 2008, subject to automatic renewal for successive one-year terms unless either party gives the other notice of non-renewal or the agreement is otherwise terminated.

Under the terms of the agreement, Mr. Bell’s initial salary will be Two Hundred Seventy-Five Thousand Dollars, and will be subject to annual increases in the Company’s discretion in accordance with its policies, procedures and practices as they may exist from time to time. In addition, at the end of his first year of employment, Mr. Bell will be eligible for a guaranteed bonus of the greater of (i) Fifty Thousand Dollars or (ii) the amount Mr. Bell would receive under the Company’s incentive plan for the fiscal year ending September 28, 2007. Mr. Bell will also be eligible to participate in all medical, dental, disability, insurance, 401(k), pension, vacation, other employee benefit and incentive programs made available to Company employees at Mr. Bell’s level.

If Mr. Bell’s employment is terminated by the Company for Cause (as defined below) or if Mr. Bell terminates his employment without Cause or by notice of non-renewal, the Company’s obligation to compensate Mr. Bell will cease on the effective termination date except for amounts due at that time. If Mr. Bell is terminated by the Company by notice of non-renewal or without Cause, then in addition to amounts due Mr. Bell on the effective date of termination, Mr. Bell will be entitled to receive (i) if the termination is without Cause in the first two years of employment, an amount equal to the greater of Mr. Bell’s then current monthly salary for the then remaining months in the initial term of the employment agreement or for twelve months (payable in accordance with the Company’s regular payroll periods or at the Company’s option, a lump sum), and (ii) if the termination is after the first two years of employment, an amount equal to Mr. Bell’s then current monthly salary for twelve months (payable in accordance with the Company’s regular payroll periods or at the Company’s option, a lump sum), in each case, subject to reduction in the event that Mr. Bell accepts alternative employment or consultancy within the twelve month period following termination.

For purposes of Mr. Bell’s employment agreement, “Cause” is defined to mean:

•	willful and continued failure by Mr. Bell to substantially perform his duties;

•	insubordination in responding to any specific, reasonable instructions from the Company’s Chief Executive Officer or Board of Directors;

•	conduct by Mr. Bell which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

•	conviction of Mr. Bell or entry of plea of guilty or nolo contendre by Mr. Bell to any crime involving moral turpitude or any felony.

2

If Mr. Bell’s employment is terminated within eighteen months following a Change in Control (as defined below) either by the Company by notice of non-renewal, without Cause, or for the willful and continued failure by Mr. Bell to substantially perform his duties, or by Mr. Bell for Good Reason (as defined below), he would receive salary continuation and health insurance for a period of 24 months from the termination date or until such time as he engages in other employment, after which he will be entitled to receive the difference, if any, between his previous salary with the Company and his new salary.

As defined in the employment agreement, a “Change in Control” will occur if:

•	any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than (i) the Company, (ii) a trustee or other fiduciary holding securities under one of the Company’s employee benefit plans (iii) a company owned by the Company’s stockholders or (iv) the existing holders of the Company’s common stock, is or becomes the “beneficial owner” (as defined under the federal securities laws) of securities of the Company representing more than 50% of the Company’s outstanding voting power;

•	the Company consummates certain mergers or consolidations; or

•	the Company is liquidated or it sells or disposes of all or substantially all of its assets.

As defined in the employment agreement, “Good Reason” includes:

•	a reduction in annual base salary;

•	an adverse alteration in the nature of the executive officer’s position or responsibility;

•	moving the executive officer more than 50 miles from his current location;

•	the failure to pay the executive officer any portion of his current compensation or compensation under any deferred compensation program within seven days of the due date;

•	the failure to provide the executive officer with benefits substantially similar to those enjoyed by him under any of our plans that he was participating in at the time of a Change in Control; or

•	the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

The employment agreement also contains a covenant prohibiting Mr. Bell through the period ending on the later of 12 months after termination or such time as he no longer receives severance benefits from the Company, from competing with the Company or soliciting the Company’s employees for employment.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: July 24, 2006

4